Exhibit 99.1

PROS HOLDINGS REPORTS SECOND QUARTER 2008
FINANCIAL RESULTS

•                  Second quarter revenues of $18.6 million, an increase of 29% year-over-year

•                  GAAP income from operations of $3.2 million, an increase of 61% year-over-year

•                  Non-GAAP income from operations of $4.2 million, an increase of 75% year-over-year

•                  GAAP net income of $2.2 million or $0.08 per diluted share

•                  Non-GAAP net income of $2.9 million or $0.11 per diluted share

Houston, Texas — August 7, 2008 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue optimization science and software, today announced financial results for the second quarter ended June 30, 2008.

Revenues for the second quarter of 2008 were a record $18.6 million, a 29% increase over the second quarter of 2007.  License and implementation revenues were $13.4 million in the quarter, an increase of 35% from a year ago, and maintenance revenue was $5.2 million, up 16% from the second quarter of 2007.

Bert Winemiller, Chairman and CEO of PROS stated, “We are pleased to announce strong results for the second quarter.  We believe these results are validation of PROS value proposition and our high-visibility revenue model, and are indicative of the continuing demand we are experiencing for our products.  Our second quarter results are an affirmation of the value of PROS’ pricing and revenue optimization software as a strategic innovation for margin management and a risk mitigation initiative in a challenging economy.  PROS helps our customers by providing dynamic margin optimization through real-time transaction processing at the time a quote is made or a sales transaction is executed.  Consistent with current economic conditions, we have recently experienced a lengthening of sales cycles in some situations.  However, awareness activity metrics are high and we are very optimistic about the long term demand for our pricing and margin optimization solutions.”

For the quarter ended June 30, 2008, PROS reported income from operations, in accordance with accounting principles generally accepted in the United States of America (“GAAP”), of $3.2 million compared with $2.0 million for the same period in 2007.  GAAP net income in the quarter was $2.2 million, or $0.08 per diluted share, compared with $1.3 million, or $0.06 per diluted share, in the second quarter of 2007.

In the second quarter of 2008, non-GAAP income from operations was $4.2 million compared with $2.4 million for the same period in 2007.   Non-GAAP net income was $2.9 million, or $0.11 per diluted share, compared with non-GAAP net income of $1.6 million, or $0.07 per diluted share in the second quarter of 2007.  These non-GAAP figures in the second quarter of 2008 and 2007 exclude $1.0 million and $0.4 million, respectively, of SFAS 123R stock-based compensation charges.

The effective GAAP and Non-GAAP tax rate was 36% in the second quarter of 2008 compared to an effective GAAP and Non-GAAP tax rate of 21% in the second quarter of 2007.  For the second quarter of 2008 our diluted shares were 26.5 million compared with the pre-initial public offering diluted shares of 21.8 million for the second quarter of 2007.

Charles Murphy, Executive Vice President and CFO stated, “The quarterly results add to our history of profitability and positive cash flow.  Strong revenue in the second quarter, combined with lower operating expenses helped us achieve non-GAAP operating margins of 22.5%, which was above our guidance.  Additionally, we are pleased with our revenue, gross margins, operating income and cash flow performance in the first half of 2008.”

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the second quarter and the six months ended June 30, 2008 and 2007.

Cash and equivalents were $48.8 million at the end of the second quarter of 2008, an increase of $4.4 million from December 31, 2007

Financial Outlook

Based on information as of today, PROS is providing the following outlook for the third quarter of 2008 and for the full year:

Third Quarter of Fiscal Year 2008:

•                  The Company expects total revenue in the range of $19.1 million to $19.3 million.

•                  The Company is projecting GAAP income from operations of $2.4 million to $2.6 million; GAAP net income of $1.9 million to $2.1 million and GAAP diluted earnings per share of $0.07 to $0.08.  (See Note 1 below)

•                  The Company is projecting non-GAAP income from operations of $3.4 million to $3.6 million.  Non-GAAP income from operations for the third quarter excludes estimated SFAS 123(R) stock-based compensation charges of approximately $1.1 million.

•                  The Company is projecting non-GAAP net income of $2.6 million to $2.8 million and non-GAAP diluted earnings per share of $0.10 to $0.11 based on an estimated weighted average of 26.7 million diluted shares outstanding. (See Note 1 below)

Fiscal Year 2008:

•                  The Company expects total revenue in the range of $75.5 million to $76.5 million.

•                  The Company is projecting GAAP income from operations of $11.4 million to $12.1 million; GAAP net income of $9.1 million to $9.7 million and GAAP diluted earnings per share of $0.34 to $0.36. (See Note 1 below)

•                  The Company is projecting non-GAAP income from operations of $15.4 million to $16.1 million.  Non-GAAP income from operations for the full year excludes estimated SFAS 123(R) stock-based compensation charges of approximately $4.0 million.

•                  The Company is projecting non-GAAP net income of $12.0 million to $12.6 million and non-GAAP diluted earnings per share of $0.45 to $0.47 based on an estimated weighted average of 26.7 million diluted shares outstanding.  (See Note 1 below)

•                  The Company anticipates bookings for 2008 to be in the range of $46 million to $51 million.

Note 1 - The projections provided above are based on an estimated tax rate of 28%.  This rate assumes that Congress will reinstate on a retroactive basis the Research & Experimentation (“R&E”) tax credit.  Congress has reinstated on a retroactive basis the R&E tax credit several times since its enactment in 1981 and PROS believes Congress will do so in 2008.  However, unless the credit is reinstated, PROS will continue to record Federal income taxes in 2008 at the enacted Federal rate of 35%.  The impact of the R&E tax credit not being reinstated translates to an approximate $0.01 and $0.05 diluted earnings per share impact for the third quarter of 2008 and year ended 2008, respectively, on both a GAAP basis and non-GAAP basis.  Had the R&E tax credit been effective January 1, 2008, there would have been a $0.01 and $0.02 increase to the three and six months ended June 30, 2008, respectively, to non-GAAP diluted earnings per share.

Conference Call

In conjunction with this announcement, PROS Holdings will host a conference call on August 7, 2008, at 5:00 p.m. (ET) to discuss the company’s financial results.  To access this call, dial (866) 356-4441 (domestic) or (617) 597-5396 (international).  The pass code for the call is 19942601.  Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international).  The replay pass code is 27799089.  An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution, and price optimization.  By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance.  PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics.  PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions.  PROS provides professional services to configure its software products to meet the specific pricing needs of each customer.  PROS has implemented over 200 solutions across a range of industries in more than 40 countries.

Founded in 1985, PROS is headquartered in Houston, Texas.  Today, PROS has over 300 employees, more than 100 with advanced degrees and over 20 with Ph.D.s.  To learn more about PROS, please visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ future financial performance, penetration and expansion into target markets, product development, the demand for PROS solutions, the performance of PROS solutions, and the predictability of the PROS business. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (b) PROS’ ability to develop and sell new products and product enhancements with the required functionality desired, (c) the ability of the market for enterprise pricing and revenue optimization  software to grow, (d) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business,  (e) PROS’ ability to maintain its current level of gross margins, (f) PROS’ ability to maintain historical maintenance renewal rates, (g) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (h) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements, (i) the potential that Congress fails to reinstate the R&E credit in 2008, (j) unanticipated changes in our effective tax rate and (k) the risk that a continued slowdown in the economy has on PROS’ sales cycles and prospects’ and customers’ buying and spending decisions.  Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS’ expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP.  This information includes non-GAAP income from operations, net income and diluted earnings per share.  PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.  PROS believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results.   As noted, the non-GAAP financial measures discussed above are stock-based compensation charges for the three and six months ended June 30, 2008 of $1.0 million and $1.9 million, respectively, pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above.  A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com

Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.

 CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 30,	December 31,
	2008	2007

Assets:
Current assets:
Cash and cash equivalents	$48,816	$44,378
Accounts and unbilled receivables, net of allowance of $1,575 and $1,550 respectively	16,856	14,896
Prepaid expenses and other current assets	2,940	4,050
Total current assets	68,612	63,324
Property and equipment, net	3,197	3,063
Other long term assets, net	1,897	2,593
Total assets	$73,706	$68,980

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,573	$1,466
Accrued liabilities	2,023	2,904
Accrued payroll and other employee benefits	3,479	4,778
Deferred revenue	19,389	20,259
Other current liabilities	4,866	—
Total current liabilities	31,330	29,407
Long-term deferred revenue	1,741	5,885

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,069,466 and 29,926,529 shares issued, respectively, 26,222,426 and 26,079,489 shares outstanding respectively	30	30
Additional paid-in capital	55,494	53,361
Treasury stock, 3,847,040 common shares at cost	(8,938)	(8,938)
Accumulated deficit	(5,951)	(10,765)
Total stockholders’ equity	40,635	33,688
Total liabilities and stockholders’ equity	$73,706	$68,980

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007

Revenue:
License and implementation	$13,375	$9,893	$26,181	$18,915
Maintenance and support	5,237	4,522	10,351	8,951
Total revenue	18,612	14,415	36,532	27,866

Cost of revenue:
License and implementation	3,596	3,218	7,009	6,407
Maintenance and support	1,059	1,105	2,239	2,094
Total cost of revenue	4,655	4,323	9,248	8,501

Gross profit	13,957	10,092	27,284	19,365
Gross margin	75.0%	70.0%	74.7%	69.5%

Operating expenses:
Selling, general and administrative	5,593	3,777	10,718	6,925
Research and development	5,159	4,324	9,831	8,065
Total operating expenses	10,752	8,101	20,549	14,990

Income from operations	3,205	1,991	6,735	4,375

Other income (expense):
Interest income	302	62	724	595
Interest expense	—	(441)	—	(457)
Income before income tax provision	3,507	1,612	7,459	4,513
Income tax provision	1,266	344	2,646	950
Net income	2,241	1,268	4,813	3,563

Accretion of preferred stock	—	—	—	(82)

Net earnings attributable to common stockholders	$2,241	$1,268	$4,813	$3,481

Net earnings attributable to common stockholders per share:
Basic	$0.09	$0.06	$0.18	$0.17
Diluted	$0.08	$0.06	$0.18	$0.16

Weighted average number of shares:
Basic	26,215,014	20,669,134	26,188,225	20,216,903
Diluted	26,511,933	21,818,421	26,588,661	21,366,190

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - RECONCILIATION

 OF GAAP TO NON-GAAP

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007

Net income	$2,241	$1,268	$4,813	$3,563

GAAP SFAS 123(R) (Non-Cash Compensation):
Cost of revenue	143	62	322	81
Selling, general and administrative	540	219	990	268
Research and development	302	124	581	160
Total operating expenses	985	405	1,893	509

Tax impact of SFAS 123(R)	(356)	(86)	(672)	(107)

Non-GAAP net income	2,870	1,587	6,034	3,965

Accretion of preferred stock	—	—	—	(82)

Non-GAAP net earnings attributable to common stockholders	$2,870	$1,587	$6,034	$3,883

Basic	$0.11	$0.08	$0.23	$0.19
Diluted	$0.11	$0.07	$0.23	$0.18

Shares used in computing net income per common share:
Basic	26,215,014	20,669,134	26,188,225	20,216,903
Diluted	26,511,933	21,818,421	26,588,661	21,366,190

Income from operations	$3,205	$1,991	$6,735	$4,375

GAAP SFAS 123(R) (Non-Cash Compensation):	985	405	1,893	509

Non-GAAP income from operations	$4,190	$2,396	$8,628	$4,884

Non-GAAP income from operations %	22.5%	16.6%	23.6%	17.5%

GAAP - gross profit	$13,957	$10,092	$27,284	$19,365

GAAP SFAS 123(R) (Non-Cash Compensation):	143	62	322	81

Non-GAAP gross profit	$14,100	$10,154	$27,606	$19,446

Non-GAAP gross margin	75.8%	70.4%	75.6%	69.8%

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	For the Six Months
	Ended June 30,
	2008	2007

Operating activities:
Net income	$4,813	$3,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	642	595
Noncash compensation	1,893	509
Other, net	—	21
Changes in operating assets and liabilities:
Accounts receivable, net	(854)	(867)
Unbilled receivables	(1,268)	(1,355)
Prepaid expenses and other	738	(304)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(2,044)	(2,062)
Deferred revenue	1,082	1,037
Net cash provided by operating activities	5,002	1,137

Investing activities:
Purchases of property and equipment	(805)	(696)
Net cash used in investing activities	(805)	(696)

Financing activities:
Proceeds from long-term debt	—	20,000
Dividend on common stock	—	(41,328)
Payments on long-term debt	—	(50)
Redemption of redeemable preferred stock	—	(17,365)
Exercise of stock options	241	661
Initial public offering costs	—	(313)
Deferred loan costs	—	(418)
Net cash provided by (used in) financing activities	241	(38,813)
Net increase (decrease) in cash and cash equivalents	4,438	(38,372)
Cash and cash equivalents:
Beginning of period	44,378	42,540
End of period	$48,816	$4,168